EXHIBIT 10.6


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                                SUN NATIONAL BANK

                               SEVERANCE AGREEMENT
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         THIS SEVERANCE  AGREEMENT  ("Agreement")  entered into this 20th day of
February, 2001 ("Effective Date"), by and between Sun National Bank (the "Bank") and Thomas A. Bracken (the "Executive").

         WHEREAS, the Executive is experienced in all phases of the business of the Bank;

         WHEREAS, the Bank wishes to induce the Executive to commence employment with the Bank as its President and Chief Executive Officer;

         WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of the Bank and Executive if the Executive's employment with the Bank should terminate.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Executive is employed by the Bank as its President and Chief Executive Officer. The Executive's employment shall be for no definite period of time and the Executive or the Bank may terminate such employment relationship at any time for any reason or no reason. The employment at-will relationship remains in full force and effect regardless of any statements to the contrary made by company personnel or set forth in any documents other than those signed by the Chairman of the Bank. The Executive shall render such administrative and management services to the Bank and Sun Bancorp, Inc., the parent bank holding company ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Executive's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank and the Parent.

         2. Term of Agreement. The term of this Agreement shall be for the period commencing on the Effective Date and ending twenty-four (24) months thereafter ("Term") or upon the date of Executive's termination of employment, if earlier. Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of this Agreement may be extended for an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended.

         3. Termination of Employment in Connection with or Subsequent to a Change in Control.

         (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Executive's employment with the Bank during the term of this Agreement following any Change in Control of the Bank or Parent, or within 18 months thereafter of such Change in

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Control,  absent  Just  Cause,  Executive  shall be paid an amount  equal to the product of (2.999) times the Executive's aggregate compensation paid by the Bank as required to be reported on the IRS Form W-2, box 1, for the most recently completed calendar year ending on, or before, the date of such Change in Control (which amount shall be annualized if such term of employment during such period is less than for the full calendar year; and provided that if such Executive was not an employee during the prior calendar year, then the compensation for the current calendar year shall be annualized and utilized in such calculations). Said sum shall be paid by the Bank to the Executive in one (1) lump sum not later than the date of Executive's termination of service. In addition, the Executive and his dependents shall be eligible to continue coverage under the Bank's (or its successor's) medical and dental insurance reimbursement plans similar to that in effect on the date of termination of employment at the participants' election and expense for a period of not less than 18 months. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments, if any, to be made to the Executive by the Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Code of 1986, as amended ("Code") and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to (i) the sale of all, or a material portion, of the assets of the Bank or the Parent; (ii) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity;  (iii) a change  in  control  of the Bank or the  Parent,  as  otherwise defined or determined by the Office of the Comptroller of the Currency or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in
Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Executive,
or  a  corporation,   partnership,  trust,  association,  joint  venture,  pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The provisions of this Section 3(a) shall survive the expiration of this Agreement occurring after a Change in Control.

         (b) Notwithstanding any other provision of this Agreement to the contrary, Executive may voluntarily terminate his employment during the term of this Agreement following a Change in Control of the Bank or Parent, or within 18 months following such Change in Control, and upon the occurrence, or within six months thereafter of any of the following events, which have not been consented to in advance by the Executive in writing: (i) if Executive would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Executive's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Bank, Executive would be required to report to a person or persons other than the Board of Directors of the Bank; (iii) if the Bank should fail to maintain Executive's base compensation in effect as of the date of the Change in Control and the existing Executive benefits plans, including material fringe benefit, stock option and retirement plans; (iv) if Executive would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; or (v) if Executive's responsibilities or authority have in any way been materially diminished or reduced. Upon such voluntary termination of employment by the Executive in accordance with this
Section  3(b),  Executive  shall

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thereupon be entitled to receive the payments  described in Section 3(a) of this
Agreement. The provisions of this Section 3(b) shall survive the expiration of this Agreement occurring after a Change in Control.

         4.       Other Changes in Employment Status.

         (a) Except as provided for at Section 3, herein, the Board of Directors may terminate the Executive's employment at any time with or without Just Cause within its sole discretion. This Agreement shall not be deemed to give the Executive any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate the employment of the Executive at any time for any reason. In the event that the Executive's employment with the Bank is terminated other than for Just Cause (or in accordance with Section 3 herein) within twenty-four (24) months of the Effective Date, the Executive shall be eligible to receive payment equal to his then current monthly base salary for a period of twelve (12) months thereafter ("Severance Period"), plus $50,000, provided that the Executive shall comply with the limitations set forth at Section 4(b), herein. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include, but is not limited to, termination because of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order issued by a federal banking regulatory having regulatory authority over the Bank or Parent, or a material breach of any provision of the Agreement.

         (b)  During   the  Severance  Period, other  than  in  accordance  with
Section 3:

         (i) Executive will not, without the express written consent of Bank, directly or indirectly communicate or divulge to, or use for his own benefit or for the benefit of any other person, firm, association, or corporation, any of the trade secrets, proprietary data or other confidential information communicated to or otherwise learned or acquired by the Executive from the Parent, the Bank, or any subsidiary of such entities, except that Executive may disclose such matters to the extent that disclosure is required by a court or other governmental agency of competent jurisdiction.

         (ii) Executive will not contact (with a view toward selling any product or service competitive with any product or service sold or proposed to be sold by the Parent, the Bank, or any subsidiary of such entities) any person, firm, association or corporation (A) to which the Parent, the Bank, or any subsidiary of such entities sold any product or service, (B) which Executive solicited, contacted or otherwise dealt with on behalf of the Parent, the Bank, or any subsidiary of such entities, or (C) which Executive was otherwise aware was a client of the Parent, the Bank, or any subsidiary of such entities. Executive will not directly or indirectly make any such contact, either for his own benefit or for the benefit of any other person, firm, association, or corporation.

         (iii) Executive hereby agrees that for a period of eight (8) months following termination of employment in accordance with Section 4(a), he shall not engage in providing professional



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services  or  enter  into  employment  as  an  employee,  director,  consultant, representative, or similar relationship to any financial services enterprise (including but not limited to a savings and loan association, bank, credit union, or insurance company) whereby the Executive will have a work location within 50 miles of the home office of the Bank located in Vineland, New Jersey, or within 15 miles of any office of the Parent, the Bank, or any subsidiary of such entities existing as of the Effective Date.

         (iv) Executive hereby agrees that he shall not, on his own behalf or on behalf of others, employ, solicit, or induce, or attempt to employ, solicit or induce, any employee of the Parent, the Bank, or any subsidiary of such entities, for employment with any financial services enterprise (including but not limited to a savings and loan association, bank, credit union, or insurance company), nor will the Executive directly or indirectly, on his behalf or for others, seek to influence any employee of the Parent, the Bank, or any subsidiary of such entities to leave the employ of the Parent, the Bank, or any subsidiary of such entities

         (v) Executive will not make any public statements regarding the Parent, the Bank, or any subsidiary of such entities without the prior consent of the Parent or the Bank, and the Executive shall not make any statements that disparage the Parent, the Bank, or any subsidiary of such entities or the business practices of the Parent, the Bank, or any subsidiary of such entities.

         (vi) Executive acknowledges and agrees that irreparable injury will result to the Bank in the event of a breach of any of the provisions of this
Section 4(b) (the "Designated Provisions") and that the Bank will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy the Bank may have, the Bank shall be entitled to the entry of a preliminary and a permanent injunction (including, without limitation, specific performance by a court of competent jurisdiction located in Cumberland County, New Jersey, or elsewhere), to restrain the violation or breach thereof by Executive, and Executive shall submit to the jurisdiction of such court in any such action.

         (vii) The provisions of this Section 4(b) shall survive the expiration of this Agreement.

         5.  Regulatory  Exclusions.  Notwithstanding  anything  herein  to  the contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USCss.1828(k) and any regulations promulgated thereunder.

         6. No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment of severance benefits by seeking other employment or otherwise, nor shall the amount of any payments provided for in this Agreement be reduced by any compensation earned by the Executive for employment with another entity following termination of employment with the Bank.

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         7.       Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

         (b) The Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

         8. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

         9. Applicable Law. This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of New Jersey, except to the extent that Federal law shall be deemed to apply.

         10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         11. Arbitration. Except as provided at Section 4(vi) herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extend that the parties may otherwise reach a mutual settlement of such issue. The provisions of this Section shall survive the expiration of this Agreement.

         12. Non-Disclosure. Executive will not, during or after the Term of this Agreement, directly or indirectly, disseminate or disclose to any person, firm or entity, except to his or her legal advisor or financial advisor, the terms of this Agreement without the written consent of the Bank. The provisions of this Section shall survive the expiration of this Agreement.

         13. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.



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